AMENDMENT TO
THE CHACONIA INCOME AND GROWTH FUND, INC.’S
CUSTODY, FUND AMINISTRATION AND TRANSFER
AGENT SERVICING AGREEMENTS

        THIS AMENDMENT dated as of this 11 day of August, 2006, to the Amended and Restated Custody Agreement, the Fund Administration Servicing Agreement and the Transfer Agent Servicing Agreement dated November 13, 2000, respectively, (the “Agreements”), is entered by and among The Chaconia Income and Growth Fund, Inc., a Maryland corporation (the “Company”), U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”) and U.S. Bank National Association, a national banking association (the “Custodian”).

        Effective January 1, 2006, the fee schedules of the Agreements are hereby superceded and replaced with the respective fee schedules attached hereto. Except to the extent supplemented hereby, the Agreements shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE CHACONIA INCOME AND GROWTH FUND, INC.
By: /s/ Michael Alexander
Name: Michael Alexander
Title: President
U.S. BANK, N.A.	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Michael R. McVoy	By: /s/ Michael R. McVoy
Name: Michael R. McVoy	Name: Michael R. McVoy
Title: Vice President	Title: Sr. Vice President

Chaconia Income & Growth Fund, Inc. - Fee Schedule - Effective 1/1/06 TRANSFER AGENT & SHAREHOLDER SERVICES
Service Charges to the Fund*	Service Charges to Investors
Shareholder Acct Fee (Subject to Minimum)	Qualified Plan Fees (Billed to Investors)
• No-Load - $14.00 /account	• $15.00 /qualified plan acct (Cap at $30.00/SSN)
• Load Fund - $16.00 /account	• $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)
• Daily Accrual Fund - $21.00 /account	• $25.00 /transfer to successor trustee
• Closed Accounts - $2.50 /account	• $25.00 /participant distribution (Excluding SWPs)
Annual Minimum	• $25.00 /refund of excess contribution
• $24,000 per no-load fund	Additional Shareholder Fees (Billed to Investors)
• $28,000 per load or daily accrual fund
• $15,000 each additional class	• $15.00 /outgoing wire transfer
Activity Charges	• $15.00 /overnight delivery
• Telephone Calls - $1.50 /call	• $5.00 /telephone exchange
• E-mail Services	• $25.00 /return check or ACH
$200 /month administration	• $25.00 /stop payment
$3.00 /e-mail received	• $5.00 /research request per account (Cap at $25.00/request) (For
• Draft Check Processing - $1.00 /draft	requested items of the second calendar year [or previous] to the request)
• Daily Valuation Trades - $10.00/trade
• Lost Shareholder Search - $5.00 /search
• AML Base Service (excl Level 3 accounts)	Technology Charges
0-999 accounts - $500.00/year	1. Fund Group Setup (first cusip) - $2,000 /fund group
1,000-4,999 accounts - $1,000/year	2. Fund Setup - $1,500 /cusip (beyond first cusip)
5,000-9,999 accounts - $2,500/year	3. NSCC Service Interface - All NSCC Services
10,000+ accounts - $5,000/year	• Setup - $1,500 /fund group
• AML Base Service (excl Level 3 accounts)	• Annual - $1,400 /cusip/year
• AML New Account Service - $1.00/new domestic accounts	4. Telecommunications and Voice Services
and $2.00/new foreign account	• Service Setup - $1,650 ATT transfer connect
• CCO Support Services - $1,200 per year*	• VRU Setup - $500 /fund group
• Omnibus Account Transactions	• VRU Maintenance - $100 /cusip/month
$3.00 each - first 100 transactions	• $.35 /voice response call
$2.00 each - next 400 transactions	• $.40 /voice recognition call
$1.00 each - next 1,500 transactions	5. Asset Allocation Services - $8.00 /account group/year (4 reallocations)
$.50 each - next 3,000 transactions	6. 12b-1 Aging - $1.50 /account/year
$.25 each - balance of transactions	7. Average Cost - $.36 /account/year
• ACH/EFT Shareholder Services:	8. Development/Programming - $150 /hour
$125.00 /month/fund group	9. File Transmissions - subject to requirements
$.50 /ACH item, setup, change	10. Selects - $300 per select
$5.00 /correction, reversal	11. Extraordinary services - charged as incurred
• Conversion of Records (if necessary) - Estimate to be provided.
Out-of-pocket Costs - Including but not limited to:	• Custom processing, re-processing
• Telephone toll-free lines, call transfers, etc.	• All other extraordinary services
• Mailing, sorting and postage	Fees are billed monthly
• Stationery, envelopes	* Subject to CPI increase
• Programming, special reports
• Insurance, record retention, microfilm/fiche
• Proxies, proxy services
• ACH fees, NSCC charges
• Disaster recovery - per open account
• All other out-of-pocket expenses
Fees are billed monthly.

All invoices are due within 30 calendar days following receipt of the invoice. After the due date, unpaid invoices shall accrue a finance charge of one and one-half percent (1-1/2%) per month until paid.
*Effective with the first day after expiration of the first twelve (12) months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics (“CPI-U”). Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve (12) months.

CHACONIA Income & Growth Fund, Inc. FUND ADMINISTRATION & COMPLIANCE SERVICES ANNUAL FEE SCHEDULE at 1/1/2006
Domestic Funds	CCO Support Services - $1,200 per year*
Annual fee based upon assets per fund*	International Funds
7 basis points on the first $300 million
6 basis points on the next $500 million	Annual fee based upon assets per fund*
4 basis points on the balance	9 basis points on the first $200 million
Minimum annual fee: $40,000 first fund	8 basis points on the next $300 million
$35,000 each additional fund	6 basis points on the next $500 million
4 basis points on the balance
Extraordinary services - quoted separately	Minimum annual fee: $50,000 per fund
Multiple Classes - Add the following per class:	Extraordinary services - quoted separately
1 basis point at each level
$15,000 per fund minimum	Multiple Classes - Add the following per class:
1 basis point at each level
Annual legal administration - Add:	$15,000 per fund minimum
1 basis point at each level
$5,000 additional minimum	Annual legal administration - Add:
1 basis point at each level
Plus out-of-pocket expenses, including but not limited to:	$5,000 additional minimum
Postage, Stationery
Programming, Special Reports	Plus out-of-pocket expenses, including but not limited to:
Proxies, Insurance	Postage, Stationery
EDGAR filing - Approx. $9.00/page	Programming, Special Reports
Retention of records	Proxies, Insurance
Federal and state regulatory filing fees	EDGAR filing - Approx. $11.00/page
Certain insurance premiums	Retention of records
Expenses from board of directors meetings	Federal and state regulatory filing fees
Auditing and legal expenses	Certain insurance premiums
Blue Sky conversion expenses (if necessary)	Expenses from board of directors meetings
All other out-of-pocket expenses	Auditing and legal expenses
Fees are billed monthly.	Blue Sky conversion expenses (if necessary)
All other out-of-pocket expenses
* Subject to CPI increase.
Fees are billed monthly.
* Subject to CPI increase.

All invoices are due within 30 calendar days following receipt of the invoice. After the due date, unpaid invoices shall accrue a finance charge of one and one-half percent (1-1/2%) per month until paid.

*Effective with the first day after expiration of the first twelve (12) months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics (“CPI-U”). Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve (12) months.

CHACONIA Income & Growth Fund, Inc. DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE at 1/1/2006

Annual fee based upon market value per fund*:
3 basis points on the first $20 million
2 basis points on the next $20 million
1.5 basis point on the balance
Minimum annual fee per fund - $4,800

CCO Support Services - $1,200 per year*

Portfolio Transaction Fees
$ 5.00 per disbursement (waied if U.S. Bancorp is Administrator)
$ 7.00 per US Bank repurchase agreement transaction
$ 9.00 per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$25.00 per portfolio transaction processed through our New York custodian definitive security (physical)
$ 8.00 per principal paydown
$40.00 per option/future contract written, exercised or expired
$80.00 per Cedel/Euroclear transaction
$15.00 per mutual fund trade
$15.00 per Fed Wire
$15.00 per margin variation Fed wire
$ 6.00 per short sale

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts - charged to the account at prime interest rate.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

Subject to CPI increase.
All invoices are due within 30 calendar days following receipt of the invoice. After the due date, unpaid invoices shall accrue a finance charge of one and one-half percent (1-1/2%) per month until paid.

*Effective with the first day after expiration of the first twelve (12) months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics (“CPI-U”). Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve (12) months.

Chaconia Funds - Mutual Fund eXchange (MFx) Service Suite
Annual Fee Schedule at 1/1/2006

MFx Web Services

A. MFS On-line Systems Access

On-line internet access to U.S. Bancorp systems

Setup - $1,500 initial setup per concurrent connection (up to 5 workstations each)

Service - $125/month per concurrent connection – internet access; $125/month per concurrent connection - 3270 access

FundSource Access – Quoted separately

Number of concurrent connections required	1
Total Monthly Fee (@ $125)	$125

B. Image and/or COLD On-line Access

On-line internet access to U.S. Bancorp shareholder document images, statements and tax advices (COLD)

Setup - $1,500 initial setup per concurrent connection (up to 5 workstations each)

Service - $325/month/concurrent connection

Number of concurrent connections required	0
Total Monthly Fee (@ $325)	$0

C. ReportSource

On-line internet access to standard reports and files from various U.S. Bancorp data sources

No initial setup charge

$125/month for each of the following data sources

(Check required reports)	0
Fund Accounting Reports	0
Transfer Agent Reports	0
Fund Administration Reports	0
Prospect Services Reports	0
Custody Reports	0
Data Warehouse Reports	0
Total number of services required	0
Total Monthly Fee (@ $125)	$0

All prices exclude out-of-pocket expenses and, if necessary, hardware costs, travel, etc. All prices subject to change depending upon client requirements.

* Assumes that NAV/Distribution history is provided to U.S. Bancorp in Excel format, otherwise setup charge subject to change.

** Delivery up to 5 sites

Customization charged at $150/hour, if necessary.

MFx Data Delivery Services

A. Performance Delivery Services

(1) Daily NAV Feed

Daily automated feed of fund price and portfolio data to external sites

Setup - $100/fund, $600 minimum (subject to degree of customization), ($2,500 Additional FTP setup per site or FTP address)

Service - $100/fund/month

Number of funds required	0
Total Monthly Fee (@ $100)	$0

(2) Standard Rate of Return Services

Fund performance calculation (daily or periodic)

Setup - $500/fund* ($1,000/fund initial setup for non-fund administration clients, $5,000 minimum), ($2,500 Additional FTP setup per site or FTP address).

Number of sites required.

Pre-Tax Service - $200/fund/month**

Number of funds required	0
Total Monthly Fee (@ $200)	$0

(3) After-Tax Performance Services

Post-Tax Service - $300/fund/month**

Number of funds required	
Total Monthly Fee (@ $300)	$0

B. SFx – Secure File Exchange

(1) GUI – Graphical User Interface

No initial setup charge

$125/month/fund group (up to 5 file transfers)

Number of funds	
Total Monthly Fee (@ $125)	$0

(2) Automated file delivery to client site

$2,500 initial setup per site

$195/month – up to 5 automated file transfers

Number of funds	
Total Monthly Fee (@ $195)	$0

Total Monthly Fee $125

Setup Fee Summary

MFS On-line Systems Access	$ -
Image/COLD On-line Access	$ -
ReportSource	$ -
Daily NAV Feed	$ -
Standard Rate of Return	$ -
Automated File Delivery	$ -
FTP Setup	$ -
Total Setup Charges	$ -

CHACONIA Income & Growth Fund, Inc. - PROSPECT SERVICING ANNUAL FEE SCHEDULE at 1/1/2006
Full Service (Inbound Teleservicing and Kit	Lead Conversion Reporting
Assembly and Mailing)	Account Management $ 700/month
TIER 1 (0-50 orders per month)	Database Installation, Setup $1,500/fund group
Account Management $ 300/month
TIER 2 (51-250 orders per month)	Web On-line Fund Fulfillment
Account Management $ 300/month	Account Management $ 500/month
First 50 orders NC	Installation, Setup $ 0 (NC)
Per order over 50 $ 4.00/order	Per Retail Request $ .40/retail request
Per Intermediary Request $ .60/retail request
TIER 3 (251-500 orders per month)
Account Management $ 1,000/month
First 250 orders NC	Follow-up Services
Per order over 250 $ 3.50/order	Correspondence $2.00/letter
E-mail Correspondence (Separate Quote)*
TIER 4 (over 500 orders per month)	Telemarketing (Separate Quote)*
Account Management $ 2,000/month	Customized Services (Separate Quote)*
First 500 orders NC
Per order over 500 $ 3.00/order	*Dependent upon client requirements
E-mail/internet Lead Origination - $2.50 per request	All fees are billed monthly plus out-of-pocket expenses, including, but not limited to:
Service includes account management, lead reporting, call	Customized reporting development ($150.00/hour)
servicing, database management, kit assembly and mailing	Postage, stationery
(excluding postage and materials).	Programming, special reports
Retention of records
Inbound Teleservicing (only)	File transmission charges
Account Management $100/month	Legal expenses
Call Servicing $.99/minute	All other out-of-pocket expenses
Base Reporting Services Included.
Assumes that client is responsible for costs associated with order delivery.